Exhibit 10.15

8001 Arista Place, Suite 200

Broomfield, CO 80021

Phone: 720-940-2200, Fax: 720-208-9261

January 16, 2009

Michael R. Bristow, M.D., PhD.

Division of Cardiology

University of Colorado Health Sciences Center

Denver, CO 80262

Dear Michael,

ARCA biopharma, Inc. wishes to make unrestricted gifts to the University of Colorado Foundation in support of your laboratory and the research associated with heart failure during the 2008/2009 academic year. We hope that our contributions can support your laboratory costs as summarized below:

• Lab Personnel Costs -	$152,000	annually
• General Laboratory Costs	90,000	annually

Total Commitment	$242,000

ARCA expects to fund this commitment through monthly payments of $20,167. These payments are contingent upon ARCA’s financial condition, therefore this arrangement can be terminated at ARCA’s discretion. The effective date of the arrangement is July 1, 2008.

Sincerely,

/s/ Richard B. Brewer
Richard B. Brewer
President & CEO

Acknowledged:	/s/ Michael Bristow
Michael Bristow, M.D., PhD.

ARCA biopharma, Inc

INTERNAL USE ONLY

(Annual Costs)

Name	Estimated Percentage of Salary Supported	Amount of Contribution
[ * ]	[ * ]	[ * ]

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.